SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):                 November 5, 2002

PRACTICEWORKS, INC.
 (Exact name of Registrant as Specified in its Charter)

Delaware	001-16079	52-2259090

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1765 The Exchange
Suite 200
Atlanta, Georgia	30039

(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(770) 850-5006

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On November 5, 2002, the Board of Directors (the “Board of Directors”) of PracticeWorks, Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a“Right”) for each outstanding share of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to stockholders of record at the close of business on November 18, 2002 (the “Record Date”).   Rights will also attach to shares of Common Stock issued prior to the Distribution Date (as defined below).  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series D Participating Cumulative Preferred Stock, $0.01 par value per share (the “Series D Preferred Stock”), at a purchase price of $40.00 in cash, subject to adjustment (the “Purchase Price”), or, in certain circumstances, Common Stock or stock of an Acquiring Person (as defined below).  The description and terms of the Rights are set forth in a rights agreement dated November 6, 2002 (the “Rights Agreement”) between the Company and StockTrans, Inc., as Rights Agent.

Initially, the Rights are not exercisable and will be attached to all certificates representing outstanding shares of Common Stock, and no separate certificates evidencing the Rights (the “Rights Certificates”) will be distributed.  The Rights will separate from the Common Stock and a distribution of the Rights Certificates will occur (the “Distribution Date”) upon the earlier of (1) ten days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire (other than pursuant to an acquisition approved in advance by a majority of the Board of Directors), beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Share Acquisition Date”), or (2) ten business days after the commencement of a tender offer or exchange offer that would result in a person or group beneficially becoming an Acquiring Person.  Until the Distribution Date, (1) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (2) any Common Stock certificates issued will contain a notation incorporating the Rights Agreement by reference and (3) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on November 6, 2012, unless earlier redeemed or exchanged by the Company as described below.  As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter such separate Rights Certificates alone will represent the Rights.

The Rights Agreement also provides that if (1) any person becomes an Acquiring Person (other than pursuant to a tender or exchange offer approved by a majority of the Board of Directors), (2) during such time as there is an Acquiring Person an event occurs which results in such Acquiring Person’s ownership interest in the Company being increased by more than 2%, (3) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged or (4) an Acquiring Person engages in one or more “self-dealing” transactions as set forth in the Rights Agreement, then proper provision shall be made so that each holder of a Right (except as set forth below) will thereafter have the right to receive, upon exercise and payment of the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to twice the Purchase Price.

If, at any time following the Share Acquisition Date, (1) the Company is acquired in a merger, statutory share exchange or other business combination in which the Company is not the surviving corporation or (2) the Company sells or transfers assets aggregating more than 50% of its assets or generating more than 50% of its operating income or cash flow, each holder of a Right (except as set forth below) shall thereafter have the right to receive, upon exercise and payment of the Purchase Price, common stock of the acquiring company having a value equal to twice the Purchase Price.  The events set forth in this paragraph and in the preceding paragraph are referred to as the “Triggering Events.”

Upon the occurrence of a Triggering Event, Rights that are or were owned by the Acquiring Person, or any affiliate or associate of such Acquiring Person, on or after such Acquiring Person’s Share Acquisition Date shall be null and void and may not thereafter be exercised by any person (including subsequent transferees).

The Purchase Price payable, and the number of shares of Series D Preferred Stock, Common Stock or other securities or property issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution.

At any time after any person becomes an Acquiring Person, the Company may exchange all or part of the Rights (other than Rights owned by the Acquiring Person and certain affiliated persons) for shares of Common Stock (an “Exchange”) at an exchange ratio of one share per Right, as appropriately adjusted to reflect any stock split or similar transaction.

At any time until the close of business on the tenth day following a Share Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”).  The Company’s right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 14% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.  Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Series D Preferred Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Prior to the Distribution Date, the Rights Agreement may be amended in any respect, other than to change the Redemption Price, the Expiration Date, the Purchase Price or the number or kind of shares for which a Right is exercisable.  After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Board of Directors) in order to cure any ambiguity, to make changes that do not adversely affect the interests of the holders of Rights (excluding the interests of an

Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, no amendment to lengthen the time period governing redemption may be made at such time as the Rights are not redeemable.

The Rights may have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that acquires more than 15% of the outstanding shares of Common Stock or if another Triggering Event occurs without the Rights having been redeemed or in the event of an Exchange.  However, the Rights should not interfere with any merger or other business combination approved in advance by the Board or a merger or other business combination approved by the Board and the stockholders because the Rights are redeemable under certain circumstances.

The dividend and liquidation rights of the Series D Preferred Stock are designed so that the value of one one-hundredth of a share of Series D Preferred Stock issuable upon exercise of each Right will approximate the same economic value of one share of Common Stock, including voting rights.  Shares of Series D Preferred Stock issuable upon exercise of each Right will not be redeemable.  Each share of Series D Preferred Stock will entitle the holder to a minimum preferential dividend of $1.00 per share, but will entitle the holder to an aggregate dividend payment of 100 times the dividend declared on each share of Common Stock.  In the event of liquidation, each share of Series D Preferred Stock will be entitled to a minimum preferential liquidation payment of $1.00, plus accrued and unpaid dividends and distributions thereon, but will be entitled to an aggregate payment of 100times the payment made per share of Common Stock.  In the event of any merger, consolidation or other transaction in which Common Stock is exchanged for or changed into other stock or securities, cash or other property, each share of Series D Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock.  Series D Preferred Stock is not convertible into Common Stock but Rights may be exercisable for shares of Common Stock in certain instances.

Each share of Series D Preferred Stock will be entitled to 100 votes on all matters submitted to a vote of the stockholders of the Company, and shares of Series D Preferred Stock will generally vote together as one class with the Common Stock and any other voting capital stock of the Company on all matters submitted to a vote of the Company’s stockholders.  Further, whenever dividends on the Series D Preferred Stock are in arrears in an amount equal to six quarterly payments, the Series D Preferred Stock, together with any other shares of preferred stock then entitled to elect directors, shall have the right, as a single class, to elect one director until the default has been cured.

Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether declared, on the outstanding Series D Preferred Stock shall have been paid in full, the Company shall not: (1) declare or pay dividends on, or make any distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock; (2) declare or pay dividends on, or make any distributions on, any shares of stock ranking on parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such other parity stock; (3) redeem, purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock or (4) redeem, purchase or otherwise acquire for consideration any Series D Preferred Stock, or any shares of stock ranking on a parity with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

The foregoing description is qualified in its entirety by reference to the description of the Rights and their terms set forth in the Rights Agreement, a copy of which is filed herewith and incorporated herein by reference.  A copy of the press release issued by the Company on November 7, 2002 also announcing the declaration of the dividend of Rights is filed herewith and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(a)            Financial statements of businesses acquired.

Not Applicable.

(b)            Pro forma financial information.

Not Applicable.

(c)            Exhibits.

The following exhibits are filed herewith:

4.1

Rights Agreement, dated as of November 6, 2002, between PracticeWorks, Inc. and StockTrans, Inc., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series D Participating Cumulative Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares

99.1	Press release dated November 7, 2002

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PRACTICEWORKS, INC.

By: /s/ James A. Cochran

Name: James A. Cochran
Title: Senior Vice President and
Chief Financial Officer

Dated: November 7, 2002

INDEX TO EXHIBITS

Exhibit Number	Description
4.1

Rights Agreement, dated as of November 6, 2002, between PracticeWorks, Inc. and StockTrans, Inc., as Rights Agent, which includes as Exhibit A the form of Certificate of Designation of Series D Participating Cumulative Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares*

99.1	Press release dated November 7, 2002*

______________________________________
* Filed herewith